                                                                   EXHIBIT 10.39
--------------------------------------------------------------------------------


                         SECURITIES PURCHASE AGREEMENT


                                     among


                               IXL HOLDINGS, INC.


                                      and


                           THE INVESTORS NAMED HEREIN


             67,691 Shares of Class B Convertible Preferred Stock,

              9,232 Shares of Class C Convertible Preferred Stock

                                      and

    Warrants to Purchase 8,875 Shares of Class B Convertible Preferred Stock


                         Dated as of December 17, 1997


--------------------------------------------------------------------------------

                      SECURITIES PURCHASE AGREEMENT

     THE SECURITIES PURCHASE AGREEMENT (the "Agreement") is dated as of December
                                             ---------
17, 1997, and entered into by and among IXL Holdings, Inc., a Delaware corporation (the "Company"), and the investors listed on the signature pages
                  -------
hereto (each an "Investor" and collectively, the "Investors").
                 --------                         ---------

     In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company agrees, and each of the Investors agrees, severally but not jointly, as follows:

                                   ARTICLE I
                                   DEFINITONS

          Section 1.1 Definitions

               As used in this Agreement, the following terms shall have the following meanings:

               "Affiliate," as applied to any specified Person, shall mean any
                ---------
other Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person. For purposes of the foregoing, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise, and the terms "controlled" and "controlling" shall have meanings correlative to the foregoing. In the case of a Person who is an individual, the term "Affiliate" shall include, with respect to such specified Person (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and
(ii) trusts, the trustee or the beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (i). Notwithstanding the foregoing, the Investors and their respective Affiliates shall not be deemed Affiliates of the Company for purposes of this Agreement.

               "Audit" shall mean any audit, assessment of Taxes, other
                -----
examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes.

               "Board of Directors" means, as to any Person, the board of
                ------------------
directors of such Person or any duly authorized committee thereof.

               "Business Day" shall mean each day other than Saturdays, Sundays
                ------------
and days when commercial banks are required or authorized by law or executive order to be closed for business in New York, New York.

               "Capital Stock" means any and all shares, interests,
                -------------
participations or other equivalents (however designated) of corporate stock, including, without limitation, all common stock and preferred stock.

               "Certificate of Incorporation" has the meaning ascribed thereto
                ----------------------------
in Section 2.1.
   -----------

               "Charter Documents" means the Articles of Organization, Articles
                -----------------
of Incorporation or Certificate of Incorporation, Bylaws and any other organizational document, as amended or restated (or both) to date, of the Company, or any of its Subsidiaries, as applicable.

               "Class A Common Stock" has the meaning ascribed thereto in
                --------------------
Section 4.2.
-----------

               "Class A Preferred Stock" has the meaning ascribed thereto in
                -----------------------
Section 4.2.
-----------

               "Class B Common Stock" has the meaning ascribed thereto in
                --------------------
Section 4.2.
-----------

               "Class B Preferred Stock" has the meaning ascribed thereto in
                -----------------------
Section 2.1.
-----------

               "Class C Preferred Stock" has the meaning ascribed thereto in
                -----------------------
Section 2.1.
-----------

               "Closing" has the meaning ascribed thereto in Section 2.2(b).
                -------                                      --------------

               "Closing Date" has the meaning ascribed thereto in Section
                -----------                                       -------
2.2(b).
------

               "Code" means the Internal Revenue Code of 1986, as amended from
                ----
time to time, and any successor statute or law thereto.


               "Consolidated" or "consolidated" when used with reference to any
                ------------      ------------
accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

               "Contracts" has the meaning ascribed thereto in Section
                ---------                                      -------
4.9(a)(3).
---------

               "Documents" means this Agreement, the Warrant Agreement, the
                ---------
Securities, the Registration Rights Agreements and the Stockholder Agreement, collectively, or each of such documents singularly, and any documents or instruments contemplated by or executed in connection with any of them or any of the transactions contemplated hereby or thereby.

               "Employee Benefit Plan" has the meaning ascribed thereto in
                ---------------------
Section 4.19.
-------------

               "Environmental Claim" means any claim, action, cause of action,
                -------------------
investigation of which the Company or any of its Subsidiaries, including any of their management employees, are aware, or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased, used or operated by the Company or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

               "Environmental Laws" means all Federal, state, local and foreign
                ------------------
laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

               "Equity Interest" means (i) with respect to a corporation, any
                ---------------
and all issued and outstanding Capital Stock and warrants, options or other rights to acquire Capital Stock and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, or other equivalents of, or other ownership interests in any such Person and warrants, options or other rights to acquire any such units or interests.

               "ERISA" means The Employee Retirement Income Security Act of
                -----
1974, as amended from time to time, and any successor statute or law thereto.

               "ERISA Affiliate" has the meaning ascribed thereto in Section
                ---------------                                      -------
4.19.
----

               "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended, and the rules and regulations of the SEC thereunder, and any successor statute or law thereto.

               "GAAP" means those generally accepted accounting principles and
                ----
practices which are recognized as such from time to time by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof.

               "Governmental Body" shall mean any Federal, state, local or
                -----------------
foreign governmental authority or regulatory body, any subdivision, agency, commission or authority thereof or any quasi-governmental or private body exercising any governmental regulatory authority thereunder and any Person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

               "Holder" or "Holders" means each Investor and any Affiliate or
                ------      -------
Related Person of any Investor that is or becomes a holder of any of the Securities, in each case, so long as such Person holds any Securities.

               "Inspectors" has the meaning ascribed thereto in Section 6.2.
                ----------                                      ------------

               "Investors" means the investors signatory to this Agreement.
                ---------

               "Kelso" means collectively Kelso Investment Associates V, L.P., a
                -----
Delaware limited partnership, and Kelso Equity Partners V, L.P., a Delaware limited partnership.

               "Laws" has the meaning ascribed thereto in Section 4.9.
                ----                                      -----------

               "Lien" means any mortgage, pledge, lien, encumbrance, charge or
                ----
adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

               "Material Adverse Effect" means (a) a material adverse effect
                -----------------------
upon the business, operations, prospects, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any of the other Documents.

               "Materials of Environmental Concern" means chemicals, pollutants,
                ----------------------------------
contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, or PCBs.

               "Notices" has the meaning ascribed thereto in Section 7.1.
                -------                                      -----------

               "Permitted Lien" shall mean the following Liens: (a) Liens
                --------------
existing on the Closing Date as listed on Schedule 1.1; (b) Liens for taxes,
                                          ------------
assessments or other governmental charges or levies not yet due; (c) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business of the

Company consistent with past practices for amounts not yet due; (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business of the Company consistent with past practices in connection with worker's compensation, unemployment insurance or other types of social security; and (e) with respect to interests in real property, minor defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances not materially detracting from the value or materially interfering with the use of such real property.



               "Person" means an individual, partnership, corporation, trust or
                ------
unincorporated organization or a government or agency or political subdivision thereof.

               "Preferred Shares" has the meaning ascribed thereto in Section
                ----------------                                      -------
2.1.
---

               "Proceedings" has the meaning ascribed thereto in Section 4.15.
                -----------                                      ------------


               "Property" or "property' means any assets or property of any kind
                --------      --------
or nature whatsoever, real, personal or mixed (including fixtures), whether tangible or intangible, provided that the terms "Property" or "property," when used with respect to any Person, shall not include securities issued by such Person.

               "QPO" shall mean a firm commitment public offering of the
                ---
Company's Class B Common Stock by a major bracket underwriter resulting in net proceeds to the Company of $30,000,000 or more and at a price per share of Class B Common Stock (as constituted on the date hereof) of $700 or higher.

               "Registration Rights Agreement" has the meaning ascribed thereto
                -----------------------------
in Section 2.1.

               "Related Person" means, with respect to any Investor, (i) any
                --------------
officer, director or partner of, or Person controlling, such Investor or (ii) any other Person that is (x) an Affiliate of an Investor, (y) an Affiliate of the general partner(s), investment manager(s) or investment advisor(s) of an Investor or (z) an investment fund, investment account or investment entity whose investment manager, investment advisor or general partner thereof is an Investor or an Affiliate of an Investor.

               "Rule 144A" means Rule 144A as promulgated by the SEC under the
                ---------
Securities Act, as amended from time to time, and any successor rule or regulation thereto.

               "SEC" means the Securities and Exchange Commission and any
                ---
successor thereto.

               "Securities Act" means the Securities Act of 1933, as amended,
                --------------
and the rules and regulations of the SEC thereunder, and any successor statute or law thereto.

               "Security" or "Securities" has the meaning ascribed thereto in
                --------      ----------
Section 2.1.
-----------

               "Stockholders Agreement" has the meaning ascribed thereto in
                ----------------------
Section 2.1.
-----------

               "Subsidiary" of any person means (a) a corporation in which such
                ----------
Person, a subsidiary of such Person, or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, has either
(i) a majority ownership interest or (ii) the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation, or (b) a partnership in which such Person, a subsidiary of such Person, or such Person and one or more subsidiaries of such Person (i) is, at the date of determination, a general partner of such partnership, or (ii) has a majority ownership interest in such partnership or the right to elect, or to direct the election of, a majority of the governing body of such partnership, or (c) any other Person (other than a corporation or a partnership) in which such Person, a subsidiary of such Person, or such Person and one or more subsidiaries of such Person has either (i) at least a majority ownership interest or (ii) the power to elect, or to direct the election of, a majority of the directors or other governing body of such Person.

               "Taxes" shall mean all Federal, state, local and foreign taxes,
                -----
and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

               "Tax Authority" means the Internal Revenue Service and any other
                -------------
domestic or foreign governmental authority responsible for the administration of any Taxes.

               "Tax Returns" shall mean all Federal, state, local and foreign
                -----------
tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

               "Transactions" has the meaning ascribed thereto in Section 4.4.
                ------------                                      -----------

               "Voting Securities" means any class of Equity Interests of a
                -----------------
Person pursuant to which the holders thereof have, at the time of determination, the general power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have the general power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners by reason of the happening of any contingency).

               "Warrant Agreement" means the Warrant Agreement, to be dated as
                -----------------
of the Closing Date, by and among the Company and the Investors, in the form attached hereto as Exhibit B.

               "Warrants" has the meaning ascribed thereto in Section 2.1.
                --------                                      -----------

               "Warrant Shares" has the meaning ascribed thereto in Section 2.1.
                --------------                                      -----------

          Section 1.2 Rules of Construction

               Unless the context otherwise requires:

               (a)  a term has the meaning assigned to it;

               (b)  "or" is not exclusive;

               (c) words in the singular include the plural, and words in the plural include the singular;

               (d)  provisions apply to successive events and transactions; and

               (e) "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision.


                                   ARTICLE II
                        PURCHASE AND SALE OF SECURITIES

          Section 2.1 Issue and Sale of Securities

          The Company has authorized the issuance and sale to the Investors, in the respective amounts set forth below such Investor's name on the signature page hereto, of (i) an aggregate of 67,691 shares of Class B Convertible Preferred Stock, par value $.01 (the "Class B Preferred Stock"), having the
                                      -----------------------
rights set forth in the Amended and Restated Certificate of Designation of the Company and the Amended and Restated Certificate of Incorporation of the Company in the form attached as Exhibit A (collectively, the "Certificate of
                                                      --------------
Incorporation"), to be issued to the Investors, (ii) an aggregate of 9,232
-------------
shares of Class C Convertible Preferred Stock, par value $.01 (the "Class C
                                                                    -------
Preferred Stock"), having the rights set forth in the Certificate of
---------------
Incorporation, to be issued to the Investors, and (iii) warrants (the "Warrants") to purchase, an aggregate of 8,875 shares of Class B Preferred
 --------
Stock, subject to adjustment as set forth in the Warrant Agreement. The shares of Class B Preferred Stock and Class C Preferred Stock issued on the Closing Date pursuant to this Agreement (the "Preferred Shares") and the Warrants are
                                      ----------------
referred to herein as a "Security" and collectively as the "Securities" and the
                         --------                           ----------
shares of Class B Preferred Stock issuable upon exercise of
the Warrants are referred to herein as the "Warrant Shares." Each Holder of
                                            --------------
Securities will have certain registration rights with respect to the Class B Common Stock, $.01 par value of the Company, underlying the Preferred Shares and the Warrant Shares as set forth in the Registration Rights Agreement dated as of April 30, 1996, as amended, by and among the Company, Kelso and each of the other Persons listed on the signature pages thereto, a copy of which is attached hereto as Exhibit C (the "Registration Rights Agreement"). Each Investor shall
                          -----------------------------
also become a party to the Second Amended and Restated Stockholder Agreement, to be dated as of the Closing Date, by and among the Company, the Investors, Kelso and the other Persons who are parties thereto, a copy of which is attached hereto as Exhibit D (the "Stockholders Agreement").
                          ----------------------

          Each Warrant shall be substantially in the form attached as Exhibit A to the Warrant Agreement. Each Warrant shall be dated the date of its issuance. The Warrants will be exercisable, in the manner provided in the Warrant Agreement and the Warrants, for a number of Warrant Shares as provided in the Warrant Agreement and the Warrants. The terms and provisions contained in the Warrant Agreement and in the Warrants shall constitute, and are hereby expressly made, a part of this Agreement and, to the extent applicable, the Company and the Holders, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.

          Section 2.2 Purchase and Sale of Securities

          (a) Purchase and Sale. Subject to the terms and conditions set forth herein and in reliance on the respective representations and warranties of the Company, on the one hand, and the Investors, on the other hand, contained herein, the Company agrees to sell to each Investor, and each of the Investors agrees, severally but not jointly, to purchase from the Company, the Securities indicated on Schedule 1 attached hereto for an aggregate purchase price of $24,999,975 for all of the Securities.

          (b) Closing. The purchase and sale of the Securities shall take place at a closing (the "Closing") at the offices of Debevoise & Plimpton, 375
                        -------
     Third Avenue, New York, New York, 10022, at 10:00 a.m., New York time, on the date hereof, or such other Business Day as may be agreed upon by the Investors and the Company (the "Closing Date"). At the Closing, the Company
                                     ------------
     will deliver to each of the Investors the Securities to be purchased by such Investor (registered in such Investor's name or the name of such nominee or nominees as such Investor may request), dated the Closing Date, against payment of the purchase price therefor by intra-bank or Federal funds bank wire transfer of same day funds to such bank account within the United States as the Company shall designate at least two Business Days prior to the Closing.

          (c) Fees and Expenses. Provided that the Closing occurs, the Company agrees to pay or reimburse all expenses relating to this Agreement, including but not limited to:

                    (1) each Investor's expenses incurred in connection with the transactions contemplated by this Agreement, the Warrant Agreement, the Stockholder Agreement, the Registration Rights Agreements and the other Documents including, without limitation, costs incurred in connection with such Investor's review of the Company's business and operations, including the reasonable fees and other charges and expenses of the Investor's counsel incurred in connection herewith or with the other Documents and reasonable fees and other charges and expenses of Investor's consultants, provided such fees and expenses of Investor's consultants have been approved by the Company in advance;

                    (2) any reasonable fees and other charges and expenses
               (including the reasonable fees and other charges and expenses of counsel) incurred in connection with any registration or qualification of the Securities required in connection with the offer and sale of the Securities pursuant to this Agreement under the securities or "blue sky" laws of any jurisdiction requiring such registration or qualification or in connection with obtaining any exemptions from such requirements; and

                    (3) each Investors or Holder's expenses (including the
               reasonable fees and other charges and expenses of their counsel) relating to any amendment to, or modification of, or any waiver or consent or preservation of rights under, this Agreement, the Securities or any of the other Documents.

          Reimbursement of the expenses to which such Investor is entitled pursuant to this Section 2.2(c), including, without limitation, the
                      --------------
     reasonable fees and other charges and expenses of such Investor's counsel, shall be made concurrently with the Closing by intrabank or Federal funds bank wire transfer of same day funds, or at such other time and in such other manner as the Company and the Investors may agree.

          (d) Other Investors. Each Investor's obligations hereunder are subject to the execution and delivery of this Agreement by the other Investors listed on the signature pages hereof. The obligations of each Investor shall be several and not joint, and no Investor shall be liable or responsible for the acts of any other Investor under this Agreement.

          Section 2.3 Issue Taxes

          The Company agrees to pay all Taxes (other than Taxes in the nature of income, franchise or gift taxes) and governmental fees arising in connection with the issuance, sale, delivery or transfer by the Company to each Holder of the Preferred Shares, the Warrants and the Warrant Shares, as the case may be, and the execution and delivery of the other Documents and any modification of any of such Securities and Documents and will hold such Holder harmless without limitation as to time against any and all liabilities with respect to all such Taxes and fees.


                                  ARTICLE III
                               CLOSING CONDITIONS

          Section 3.1 Conditions to Obligations of the Investors

          The obligations of each Investor to purchase and pay for the Securities to be delivered to such Investor at the Closing shall be subject to the satisfaction or waiver of each of the following conditions on or before the Closing Date:

               (a) Delivery of Documents. The Company shall have delivered to each Investor, in form and substance satisfactory to such Investor, the following:

               (i) The Preferred Shares and Warrants being purchased by such Investor, duly executed by the Company, in the aggregate number set forth below such Investor's name on the signature pages hereto.

               (ii) An opinion, dated the Closing Date and addressed to each Investor, from Minkin & Snyder, PC, counsel for the Company, as to the matters set forth in Exhibit E.

               (iii) Resolutions of the Board of Directors of the Company, certified by the Secretary of the Company to be duly adopted and in full force and effect on such date, authorizing the execution, delivery and performance of this Agreement, the Warrant Agreement and the other Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Preferred Shares and Warrants pursuant to this Agreement.

               (iv) Copies of the certificate of incorporation of the Company together with good standing certificates from the state of its incorporation, from the state in which its principal place of business is located, and from all states in which the laws thereof require the Company to be qualified and/or licensed to do business, except where the failure to be so qualified would not result in a Material Adverse Effect, each to be dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized governmental entity.

               (v) Certificate of the Secretary of the Company dated the Closing Date certifying (A) a copy of the bylaws of the Company, (B) resolutions of the Board of Directors of the Company, authorizing the execution, delivery and performance of this Agreement, the Warrant Agreement and the other Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Preferred Shares and Warrants pursuant to this Agreement, (C) written consent resolutions of the stockholders of the Company authorizing the execution and filing of the Certificate of Incorporation, (D) the notice delivered to nonconsenting stockholders of the Company regarding such written consent resolutions of the stockholders of the Company, and (E) as to the incumbency and genuineness of the signatures of the officers of the Company.

               (vi) Such additional information and materials as any Investor may reasonably request.

               (b) Compliance with Agreements. The Company shall have performed and complied with all agreements, covenants and conditions contained herein, in each of the other Documents and in any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date.

               (c) Completion of Other Transactions. Simultaneously with or prior to the sale to each Investor of the Securities to be purchased by such
Investor:

               (i) The Company shall have executed and delivered the Warrant Agreement.

               (ii) The Company, Kelso and each Investor shall have executed and delivered an Agreement to be Bound to the Registration Rights Agreements.

               (iii) The Company, Kelso, each Investor and the required percentage of the stockholders of the Company shall have executed and delivered the Stockholder Agreement.

               (iv) All of the other Investors listed in the signature pages hereof shall have consummated their purchase of Securities pursuant to this Agreement.

               (v) The designees of the Investors shall have been elected to the Board of Directors of the Company pursuant to Section 9.1 of the Stockholders Agreement.

               (d) Representations and Warranties. All of the representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Closing Date, both before and after giving effect to the transactions contemplated hereby and by the other Documents.

               (e) Proceedings Satisfactory. All proceedings taken in connection with the sale of the Securities, the transactions contemplated hereby, and all documents and papers relating thereto, shall be reasonably satisfactory to such Investor. Such Investor and its counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, or as a basis for the opinions to be delivered pursuant to Section
                                                                      -------
3.1 (a)(ii), all in form and substance satisfactory to such Investor.
-----------

               (f) Consents and Permits. The Company shall have received all consents, permits, approvals and authorizations and sent or made all notices, filings, registrations and qualifications as may be required pursuant to any law, statute, regulation or rule (Federal, state, local or foreign) or pursuant to any other agreement, order or decree to which any of them is a party or to which any of them is subject, in connection with the transactions to be consummated on or prior to the Closing Date as contemplated by this Agreement or any of the other Documents, except for any such consents, approvals or authorizations the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

               (g) No Material Adverse Change. There shall not have been any material adverse change in the properties, business, operations, assets, prospects, condition (financial or otherwise) of the Company and its Subsidiaries.

               (h) No Material Judgment or Order. There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal, state or local government that, in the reasonable judgment of any Investor or its counsel, would prohibit the sale or issuance of the Securities hereunder or subject the Company to any material penalty if the Securities were to be issued and sold hereunder.

          Section 3.2 Conditions to Obligations of the Company

          The obligations of the Company to sell and issue the Securities to be delivered to each Investor at the Closing shall be subject to the satisfaction or waiver of each of the following conditions on or before the Closing Date:

               (a) Completion of Other Transactions. Simultaneously with or prior to the sale to each Investor of the Securities to be purchased by such
Investor:

          (1) all of the other Investors listed in the signature pages hereof shall have consummated their purchase of Securities pursuant to this Agreement; and

          (2) each of the Investors shall have executed and delivered the Stockholder Agreement.

               (b) Representations and Warranties. All of the representations and warranties of the Investors contained herein or in any of the other Documents shall be true and correct on and as of the Closing Date, both before and after giving effect to the transactions contemplated hereby and by the other Documents.


                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Investors on the date hereof and as of the Closing as follows:

          Section 4.1 Due Incorporation and Good Standing

          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and as proposed to be conducted and to enter into and perform its obligations under this Agreement and the other Documents to which it is a party. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required.

          Section 4.2 Capitalization

               (a) The authorized capital stock of the Company consists of (a) 50,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class
                                                                          -----
A Common Stock"), (b) 100,000,000 shares of Class B Common Stock, par value $.01
--------------
per share (the "Class B Common Stock"), (c) 500,000 shares of blank check
                --------------------
preferred stock, 250,000 shares of which have been designated as Class A Convertible Preferred Stock, par value $.0l per share (the "Class A Preferred Stock"), 100,000 shares of which have been designated as Class B Preferred Stock, and 15,000 shares of which have been designated as Class C Preferred Stock. As of the Closing Date, after giving effect to the transactions contemplated by this Agreement and the other Documents, (i) there will be issued and outstanding (A) no shares of Class A Common Stock, (B) 82,298 shares of

Class B Common Stock, all of which will be validly issued and fully paid and nonassessable, (C) 169,260 shares of Class A Preferred Stock, all of which will be validly issued and fully paid and nonassessable, (D) 67,692 shares of Class B Preferred Stock, all of which will be validly issued and fully paid and nonassessable, and (E) 9,231 shares of Class C Preferred Stock, all of which will be validly issued and fully paid and nonassessable; (ii) there will be reserved for issuance (A) 350,000 shares of Class A Common Stock to be issued upon conversion of the Class A Preferred Stock, the Class B Preferred Stock and Class C Preferred Stock, (B) 58,201 shares of Class B Common Stock to be issued upon the exercise of outstanding options and warrants (other than the Warrants);
(C) 94,108 shares of Class B Common Stock to be issued upon the exercise of unissued options pursuant to the Company's 1996 Stock Option Plan, as amended,
(D) 8,875 shares of Class B Preferred Stock to be issued upon exercise of the Warrants and (E) 350,000 shares of Class B Common Stock to be issued upon conversion of the Class A Common Stock. Except as set forth above and on
Schedule 4.2 hereto, at the Closing Date, after giving effect to the transactions contemplated by this Agreement and the other Documents, no Equity Interests of the Company will be issued or outstanding and there are not, and at the Closing Date there will not be, any options, agreements, instruments or securities relating to the issued or unissued Equity Interests of the Company or any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to issue, transfer, grant or sell any Equity Interests in the Company or any Subsidiary.

               (b) The Company has complied with all Federal and state securities laws in connection with the issuance of all outstanding Equity Interests, except where such failure would not have a Material Adverse Effect.

               (c) Except as listed on Schedule 4.2, and except as contemplated by the Documents, there are no preemptive rights, voting agreements, transfer restrictions (except those imposed by applicable federal and state securities laws), or registration rights (except as set forth in the Registration Rights Agreement) affecting the Equity Interests in the Company.

          Section 4.3 Subsidiaries

          Schedule 4.3 hereto sets forth a list of all Subsidiaries of the Company and the respective state or jurisdiction of incorporation or organization. All of the issued or outstanding Equity Interests of such Subsidiaries have been duly and validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company. Each Subsidiary of the Company is duly incorporated and is in good standing in its respective state or jurisdiction of incorporation and has the corporate authority to own, lease or operate its properties and to conduct its business as currently conducted and as proposed to be conducted. Each Subsidiary of the Company is duly qualified to transact business and is in good standing as a foreign corporation in each state or jurisdiction in which such qualification is required, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

          Section 4.4 Authority

          The Company has all necessary corporate power and authority to execute and deliver this Agreement and each of the other Documents to which it is a party, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby (the "Transactions"). The execution and delivery of this Agreement and the other
 ------------
Documents to which it is a party has been authorized by all necessary corporate action on the part of the Company and no other corporate proceedings or approvals are required on the part of the Company to authorize this Agreement or the other Documents to which it is a party or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Investors, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 4.5 Authorization, Etc. of Preferred Shares

          The issuance and sale of the Preferred Shares has been duly authorized and the Preferred Shares when issued to the Investors for the consideration set forth herein will be fully paid and non-assessable, with no personal liability attached to the ownership thereof.

          Section 4.6 Authorization, Etc. of Warrant Agreement and Warrant
                      Shares

          The Warrant Agreement has been duly authorized and, at the Closing, will be validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Investors, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has duly authorized and reserved a sufficient number of shares of Class B Preferred Stock for issuance upon exercise of the Warrants and the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms of the Warrant Agreement and the Warrants, will be validly issued and fully paid and nonassessable, with no personal liability attached to the ownership thereof.

          Section 4.7 Authorization, Etc. of Registration Rights Agreement

          The Registration Rights Agreement has been duly authorized, validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) rights to indemnification thereunder may be limited by Federal or state securities laws or the policies underlying such laws.

          Section 4.8 Authorization, Etc. of Stockholder Agreement

          The Stockholder Agreement has been duly authorized and, at the Closing, will be validly executed and delivered by the Company, Kelso and the required stockholders of the Company and will constitute a legal, valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 4.9 No Violation or Conflict; No Default

               (a) Neither the nature of the business of the Company or any of its Subsidiaries, the execution, delivery or performance of this Agreement, the Securities, the Registration Rights Agreement, the Warrant Agreement, the Stockholder Agreement or any of the other Documents by the Company, nor the compliance with its obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby and thereby, nor the issuance, sale or delivery of the Securities will:

               (1) violate or conflict with any provision of the Charter Documents of the Company or any of its Subsidiaries;

               (2) violate or conflict with any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority or body (collectively, "Laws")
                                                                  ----
          applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be subject, except where such violation would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect; or

               (3) violate, be in conflict with, or constitute a breach or default (or any event which, with the passage of time or notice or both, would become a default) under, or permit the termination of, or require the consent of any Person under, result in the creation or imposition of any Lien upon any property of the Company or its Subsidiaries under, result in the loss (by the Company or any Subsidiary) or modification in any manner adverse to the Company and its Subsidiaries of any right or benefit under, or give to any other Person any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation under, any mortgage, indenture, note, debenture, agreement, lease, license, permit, franchise or other instrument or obligation, whether written or oral (collectively, "Contracts") to which the Company or any of its
                          ---------
          Subsidiaries is a party or by which their properties may be bound or affected except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

               (b) The Company is not in default (without giving effect to any grace or cure period or notice requirement) under any Contract, any of the Charter Documents, or any applicable judgments or orders, except where such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (c) The execution and delivery of this Agreement and the other Documents to which the Company is a party do not, and the performance of its obligations under this Agreement and the other Documents and the consummation of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body under any Laws, except for (i) required filings under the Securities Act or state "blue sky" laws as a result of the exercise of rights under the Registration Rights Agreement, and (ii) where the failure to obtain such consents, approvals, authorizations or permits or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or delay in any material respect consummation of the Transactions, or otherwise prevent the Company from performing their obligations under this Agreement or the other Documents.

          Section 4.10 Use of Proceeds

          The proceeds from the sale of the Securities will be used for general corporate purposes and for the repayment of indebtedness owed to certain stockholders of the Company, which indebtedness is listed on Schedule 4.10 hereto.

          Section 4.11 No Material Adverse Change; Financial Statements

               (a) Except as set forth on Schedule 4.11 hereto, subsequent to October 31, 1997, there has not been (i) any material adverse change in the properties, business, prospects, operations, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (ii) any asset or property of the Company made subject to a Lien of any kind, other than a Permitted Lien, (iii) any waiver of any valuable right of the Company or any Subsidiary, or the cancellation of any material debt or material claim held by the Company or any Subsidiary, (iv) any payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Company, or any agreement or commitment therefor, (v) any mortgage, pledge, sale, assignment or transfer of any material tangible or intangible assets of the Company, except in the ordinary course of business, (vi) any loan by the Company or any Subsidiary to any officer, director, employee, consultant or stockholder or any agreement or commitment therefor, other than travel expense advances made by the Corporation to its officers, directors, employees, consultants or stockholders in the ordinary course of business, (vii) any material damage, destruction or loss (whether or not covered by insurance) affecting the assets of the Company or any Subsidiary or (viii) any increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, or consultant of the Company or any Subsidiary other than in the ordinary course of business.

               (b) The Company has heretofore furnished the Investors with a true and complete copy of (i) the audited financial statements of iXL Interactive Excellence, Inc. (n/k/a iXL, Inc.) for the years ended December 31, 1993, 1994 and 1995, and for the four-month period ending April 30, 1996; (ii) audited combined financial statements for Creative Video, Inc. (n/k/a iXL, Inc.), Creative Video Library, Inc. and Entrepreneur Television, Inc. for the years ending December 31, 1993, 1994 and 1995, and for the four-month period ending April 30, 1996; (iii) the audited consolidated financial statements for the Company and its Subsidiaries for the eight months ended December 31, 1996; and (iv) the unaudited consolidated financial statements for the Company and its Subsidiaries, dated October 31, 1997. Such financial statements present fairly in all material respects the consolidated financial position, results of operations, shareholders' equity and cash flows of the Company at the respective dates or for the respective periods to which they apply. Except as disclosed therein, such statements and related notes have been prepared each in accordance with GAAP consistently applied throughout the periods involved (except, in the case of the unaudited financial statements, for the exclusion of footnotes and normal year end adjustments). Except as set forth on Schedule 4.11, since October 31, 1997, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except for liabilities, obligations or contingencies (a) which are reflected in the unaudited balance sheet of the Company at October 31, 1997, (b) which were incurred in the ordinary course of business after October 31, 1997 and consistent with past practices, (c) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (d) which arise as a result of this Agreement or the other Documents. Since December 31, 1996, there has been no change in any significant accounting (including tax accounting) policies, practices or procedures of the Company or its Subsidiaries. All financial statements concerning the Company and its Subsidiaries that will hereafter be furnished by the Company and its Subsidiaries to the Investors or any Holder pursuant to this Agreement will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and will present fairly in all material respects the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended.

               (c) Except as set forth on Schedule 4.11, the Company has good and marketable title to all properties, interests in properties and assets, real, personal and mixed, tangible or intangible, used in the conduct of its business, free and clear of all Liens other than Permitted Liens.

          Section 4.12 Full Disclosure

          Neither this Agreement, the financial statements referred to in
Section 4.11 nor any Document contains any untrue statement of a material fact
------------
or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

          Section 4.13 Private Offering

          Assuming the correctness of the representations and warranties set forth in Sections 5.1 and 5.2 hereof, the offer and sale of the Securities to
         --------------------
the Investors hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Securities, no form of general solicitation or general advertising was used by the Company and its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          Section 4.14 No Brokers

          The Company has not engaged any broker, finder, commission agent or other such intermediary in connection with the sale of the Securities and the transactions contemplated by this Agreement and the other Documents, and the Company is under no obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions.

          Section 4.15 Litigation

               (a) Except as set forth on Schedule 4.15, there is no action (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced, or to the knowledge of the Company, threatened ("Proceedings") against or affecting the Company or any of its Subsidiaries or
  -----------
any of their respective properties or assets, except for such Proceedings that would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, and there is no Proceeding seeking to restrain, enjoin, prevent the consummation of or otherwise challenge this Agreement or any of the other Documents or the transactions contemplated hereby or thereby.

               (b) Neither the Company nor any of its Subsidiaries is subject to (i) any judgment, order or decree of any Governmental Body, or (ii) any rule or regulation of any Governmental Body that has had a Material Adverse Effect or that would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

          Section 4.16 Labor Relations

          Neither the Company nor any of its Subsidiaries, nor any Person for whom the Company or any of its Subsidiaries is or may be responsible by law or contract, is engaged in any unfair labor practice that would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. There is (a) no unfair labor practice charge or complaint pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any Person for whom the Company or any of its Subsidiaries is or may be responsible by law or contract, before the National Labor Relations Board or any corresponding state, local or foreign agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its Subsidiaries, or any Person for whom either the Company or any of its Subsidiaries is or may be responsible by law or contract, and (c) no union representation claim or question existing with respect to the employees of the Company or any of its Subsidiaries, or any Person for whom either the Company or any of its Subsidiaries is or may be responsible by law or contract, and no union organizing activities taking place. Neither the Company nor any of its Subsidiaries, nor any Person for whom the Company or any of its Subsidiaries is or may be responsible by law or contract, is a party to any collective bargaining agreement.

          Except as disclosed on Schedule 4.16 or such as would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries has violated any applicable Federal, state, provincial or foreign law relating to employment or employment practices or the terms and conditions of employment, including, without limitation, discrimination in the hiring, promotion or pay of employees, wages, hours of work, plant closings and layoffs, collective bargaining, immigration and occupational safety and health. To the knowledge of the Company or any of its Subsidiaries, no charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other corresponding state agency, and the Company and each of its Subsidiaries have at all times been in material compliance with all Federal and state laws and regulations prohibiting discrimination in the workplace including, without limitation, laws and regulations that prohibit discrimination and/or harassment on account of race, national origin, religion, gender, disability, age, immigration status, workers compensation status or otherwise.

          Section 4.17 Taxes

          Except as otherwise disclosed in Schedule 4.17:

               (a) The Company and its Subsidiaries have timely filed or will timely file or cause to be timely filed, all Tax Returns (or extensions) required by applicable law to be filed by any of it prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects.

               (b) The Company and its Subsidiaries have paid or where payment is not yet due, have established, or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all Taxes due with respect to any period ending prior to or as of the Closing Date.

               (c) No Audit by a Tax Authority is pending or threatened with respect to any Tax Returns filed by, or Taxes due from, the Company or its Subsidiaries. No issue has been raised by any Tax Authority in any Audit of the Company or its Subsidiaries that if raised with respect to any other period not so audited would reasonably be expected to result in a material proposed deficiency for any period not so audited. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company or its Subsidiaries. There are no liens for Taxes upon the assets of the Company or its Subsidiaries, except liens for current Taxes not yet due.

               (d) Neither Company nor its Subsidiaries have given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or has executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date.

               (e) Neither the Company nor its Subsidiaries are a party to, or are bound by any tax sharing, cost sharing, or similar agreement or policy relating to Taxes.

               (f) Neither the Company nor its Subsidiaries have entered into agreements that would result in the disallowance of any tax deductions pursuant to Section 280G of the Code. No "consent" within the meaning of Section 341(f)
   ------------                                                 --------------
of the Code has been filed with respect to the Company or its Subsidiaries.

          Section 4.18 Environmental Matters

               (a) Each of the Company and its Subsidiaries is in compliance with all Environmental Laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any written communication that alleges that the Company or its Subsidiaries is not in compliance with any Environmental Laws, and there are no circumstances that may prevent or interfere with such compliance in the future.

               (b) There is no Environmental Claim pending or to the knowledge of the Company threatened against the Company or any of its Subsidiaries with respect to the operations or business of the Company or its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries has retained or assumed either contractually or by operation of law.

               (c) To the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against the Company or its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries has retained or assumed either contractually or by operation of law, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

               (d) Without in any way limiting the generality of the foregoing, Schedule 4.18(d) sets forth (i) all permits, licenses and other governmental authorizations held by the Company and its Subsidiaries, or required for any of their operations or business, under any Environmental Law, including the current status of each such permit, license and authorization,
(ii) all on-site and to the knowledge of the Company off-site locations where the Company or any of its Subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern, (iii) to the knowledge of the Company, all underground storage tanks, and the capacity and contents of such tanks, located on property owned, leased or controlled by the Company or its Subsidiaries, (iv) to the knowledge of the Company, the location and condition of any asbestos or lead (including furnishings or lead-based paints) contained in or forming part of any building, building component, structure or office space owned, leased or controlled by the Company or its Subsidiaries, and (v) to the knowledge of the Company, all PCBs or PCB-containing items that are used or stored at any property owned, leased or controlled by the Company or its Subsidiaries.

          Section 4.19 ERISA

          Except as set forth on Schedule 4.19, neither the Company nor its Subsidiaries, or any other trade or business, whether or not incorporated that together with the Company or its Subsidiaries would be deemed a "single employer" (within the meaning of Section 4001 of ERISA (an "ERISA Affiliate") is
                                                            ---------------
a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code), with respect to any profit-sharing, pension or retirement plan, program, arrangement or agreement, or any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or any "plan" (within the meaning of Section

4975 of the Code) (collectively, each such plan, program, arrangement or agreement an "Employee Benefit Plan").
              ---------------------

          With respect to each Employee Benefit Plan: (i) each Employee Benefit Plan has been administered in compliance in all material respects, with its terms including, but not limited to, any provisions relating to contributions thereunder, and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other Federal, state and other applicable laws, rules and regulations, as they relate to such Employee Benefit Plans; (ii) no "employee pension benefit plan" (as defined in Section 3(2) of ERISA) has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) and there have been no "prohibited transactions" (as described in Section 4975 of the Code or Title I of ERISA) effected by the Company or its Subsidiaries with respect to any Employee Benefit Plan and, to the knowledge of the Company and its Subsidiaries, there have been no "prohibited transactions" (as described in Section 4975 of the Code or Title I of ERISA) effected by any Person other than the Company or its Subsidiaries with respect to any Employee Benefit Plan;
(iii) there are no proceedings, suits or material claims (other than routine claims for benefits) pending or to the knowledge of the Company or its Subsidiaries threatened with respect to any Employee Benefit Plan, the assets of any trust thereunder or the Employee Benefit Plan sponsor with respect to the design or operation of any Employee Benefit Plan; (iv) no condition exists or event or transaction has occurred in connection with any Employee Benefit Plan that has resulted or is reasonably likely to result in the Company or its Subsidiaries or any such ERISA Affiliate incurring any liability, fine or penalty except as would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect; (v) no Employee Benefit Plan is or ever has been subject to Title IV of ERISA and neither the Company nor its Subsidiaries has any liability under Title IV of ERISA, whether actual or contingent; and (vi) no amounts payable pursuant to any Employee Benefit Plan will, in connection with the transactions contemplated under this Agreement, the other Documents, fail for any reason to be deductible for Federal income tax purposes.

          Section 4.20 Intellectual Property

          Each of the Company and its Subsidiaries owns or possesses adequate licenses or other rights to use all material intellectual property, including but not limited to trademarks, service marks, trade names, copyrights, computer software, and know-how, necessary to conduct its business as currently conducted and as proposed to be conducted, and neither the Company nor any of its Subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to the use of intellectual property, including but not limited to trademarks, service marks, trade names, copyrights, computer software or know-how which would reasonably be expected to result in any Material Adverse Effect. To the knowledge of the Company, all intellectual property material to its business as currently conducted and as proposed to be conducted is valid and enforceable and the Company has performed all acts and has paid all required fees and taxes to maintain all registrations and applications of such intellectual property in full force and effect. Neither the Company nor any of its Subsidiaries, in the conduct of their business as now conducted or as proposed to be conducted, infringes or conflicts with any right of any third party, known to the Company, where such infringement or conflict would reasonably be expected to result in any Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, nor will it be as a result of the execution and delivery of this Agreement and the other Documents or the performance of any obligations hereunder and thereunder, in breach of any license or other agreement relating to any intellectual property, except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no third party is infringing or has infringed any intellectual property of the Company or its Subsidiaries. Schedule 4.20 hereto lists all material intellectual property owned or licensed by the Company or its Subsidiaries. For the purposes of Schedule 4.20, "material intellectual property" shall not include any retail shrinkwrap software licensed by the Company.

          Section 4.21 Compliance with Laws

          Each of the Company and its Subsidiaries has obtained and has maintained in good standing any licenses, permits, consents and authorizations required to be obtained by it under all Laws relating to its business, the absence of which would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, and any such licenses, permits, consents and authorizations remain in full force and effect, except as to any of the foregoing the absence of which would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. Each of the Company and its Subsidiaries is in compliance, in all material respects, with all Laws and there is no pending or, to the Company's knowledge, threatened, Proceedings against either the Company or its Subsidiaries under any Laws, other than any such Proceedings which, if adversely determined, would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

          Section 4.22 Agreements

          Except as set forth on Schedule 4.22 hereto, the Corporation is not a party to any written or oral (a) Contract with any labor union; (b) Contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating requirements; (c) Contract for the employment of any officer, individual employee or other person on a full-time basis or any contract with any Person on a consulting basis; (d) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a Lien on any assets of the Company; (e) guaranty of any obligation for borrowed money; (f) material lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party; (g) material lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company; (h) agreement or other commitment for capital expenditures in excess of $100,000; (i) Contract, agreement or commitment under which the Company is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party in connection with the transactions contemplated herein; or (j) any other Contract, agreement, arrangement or understanding which is material to the business of the Company. All such Contracts constitute the valid and binding obligations of the Company and, to the best knowledge of the Company, the other parties thereto, enforceable in accordance with their terms, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. For the purposes of this
Section 4.22, "material" shall mean any Contract involving more than $100,000.00.


                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR

          Each Investor (as to itself only) represents and warrants to the Company that:

          Section 5.1 Purchase for Own Account

          Such Investor is purchasing the Securities to be purchased by it solely for its own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act) that would cause the original purchase of the Securities to be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of such Securities pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

          Section 5.2 Accredited Investor

          Such Investor is knowledgeable, sophisticated and experienced in business and financial matters and in investing in privately held business enterprises; it has previously invested in securities similar to the Securities and it acknowledges that the Securities have not been registered under the Securities Act and understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it is able to bear the economic risk of its investment in the Securities and is presently able to afford the complete loss of such investment; and it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

          Section 5.3 Authorization

          Each Investor has taken all actions necessary to authorize it (i) to execute, deliver and perform all of its obligations under this Agreement, (ii) to perform all of its obligations under the Documents and (iii) to consummate the transactions contemplated hereby and thereby. This Agreement is a legally valid and binding obligation of each Investor enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by Federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

          Section 5.4 ERISA

          Each such Investor represents that either:

               (a) it is not acquiring the Securities for or on behalf of any Employee Benefit Plan;

               (b) the assets used to acquire the Securities are assets of an insurance company general account and the purchase of the Securities would be exempt under the provisions of Prohibited Transaction Class Exemption 95-60;

               (c) the assets used to acquire the Securities are assets of a "venture capital operating company" or "real estate operating company" (as defined in 29 C.F.R ' 25 10.3-101; or

               (d) if it is otherwise acquiring the Securities on behalf of an employee pension benefit plan, an employee welfare benefit plan or a "Plan," either directly or through an investment fund (such as a bank collective investment fund or insurance company pooled separate account), then, assuming that the plans identified to such Investor by the Company in writing are the only employee benefit plans (as defined in Section 3 of ERISA) or Plans with respect to which the Company is a "party in interest" or "disqualified person" (as such terms are defined in section 3 of ERISA and section 4975 of the Code, respectively), either

                    (i) no part of the funds to be used to purchase the Securities constitutes assets allocable to any trust that contains assets of any of such employee benefit plans, or

                    (ii) exemption from the prohibited transaction rules applies such that the use of such funds does not constitute a non-exempt prohibited transaction in violation of section 406 of ERISA or section 4975 of the Code, which could be subject to a civil penalty assessed pursuant to section 502 of ERISA or a tax imposed under section 4975 of the Code.


                                  ARTICLE VI
                                   COVENANTS

          The Company covenants to the Holders of outstanding Securities as follows:

          Section 6.1 Compliance with Laws; Maintenance of licenses

          The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees (including all Environmental Laws) to which any of them is subject, and maintain, obtain and keep in effect all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its businesses, except to the extent that the failure to so comply or maintain, obtain and keep in effect would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

          Section 6.2 Inspection of Properties and Records

          Until the closing of a QPO, the Company agrees to allow, and to cause each of its Subsidiaries to allow, each Investor or subsequent Holder who continues to hold Preferred Shares with an original cost of at least $1,000,000 (or, such Persons as any of them may designate) (individually and collectively, "Inspectors"), subject to appropriate agreements as to confidentiality, (i) to
 ----------
visit and inspect any of the properties of the Company or any of its Subsidiaries, (ii) to examine all their books of account, records, reports and other papers and to make copies and extracts therefrom, (iii) to discuss its affairs, finances and accounts with its officers and employees, and (iv) to discuss the financial condition of the Company and its Subsidiaries with their independent accountants upon reasonable notice to the Company of its intention to do so and so long as the Company shall be given the reasonable opportunity to participate in such discussions (and by this provision the Company authorizes such accountants to have such discussions with the Inspectors). All such visits, examinations and discussions set forth in the preceding sentence shall be at such reasonable times and as often as may be reasonably requested.

          Section 6.3 Information to Prospective Investors

          Until the closing of a QPO, the Company shall, upon the request of any Investor or subsequent Holder, deliver to such Investor or such Holder and any prospective purchaser designated by such Investor or such Holder promptly following the request of such Investor or such Holder or such prospective purchaser such information which such Investor or such Holder or such prospective purchaser may reasonably request in order to comply with the information requirements of Rule 144A.

          Section 6.4 Financial Statements

          Until the closing of a QPO, the Company will deliver to each Investor or subsequent Holder who continues to hold Preferred Shares with an original cost of at least $1,000,000:

               (a) Beginning with January 1998, not more than 30 days after the end of each month, a consolidated balance sheet of the Company as at the end of such month and the related consolidated statements of income of the Company for such month and (in the case of all months other than the first month of such fiscal year) for the period from the beginning of the current fiscal year to the end of such month, and setting forth, in each case in comparative form, figures for the corresponding month and each previous month and period in the Company's budget for the current fiscal year, certified by the chief financial officer of the Company as fairly presenting in all material respects the financial condition of the Company as at the dates indicated and the results of their operations for the periods indicated, prepared in accordance with generally accepted accounting principles consistency applied except for the absence of footnotes and subject to changes resulting from periodic adjustments;

               (b) Not more than 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of such year and the related consolidated statements of income and cash flows of the Company for such year, corresponding figures from the preceding fiscal year, and in the case of such consolidated financial statements, accompanied by a report thereon of Price Waterhouse or such other independent public accountants of recognized national standing selected by the Company, which report shall state that such consolidated financial statements were prepared in accordance with generally accepted accounting principles consistently applied and present fairly in all material respects the consolidated financial condition of the Company as of the dates indicated; and

               (c) Not later than January 15, 1998, monthly and annual management projections and budgets for fiscal year 1998, and not later than 30 days prior to the start of each fiscal year beginning with the fiscal year beginning January 1, 1999, monthly and annual management projections and budgets for such fiscal year.

          Section 6.5 Employee Agreements

          The Company will use its commercially reasonable best efforts to cause its key employees to enter into confidentiality/non-competition/no-hire agreements within six months of the Closing Date, in a form reasonably acceptable to the Company and the Investors.

          Section 6.6 Key Man Insurance

          The Company will use its commercially reasonable best efforts to purchase within six months of the Closing Date a life insurance policy on the life of U. Bertram Ellis, Jr. in the principal amount of $5 million the proceeds of which shall be paid to the Company.

          Section 6.7 Indemnification for Finder's Fees

          The Company hereby agrees to indemnify each Investor, each Affiliate of an Investor, and each director, officer, partner, employee, counsel, agent or representative against and hold them harmless from all losses, claims, damages or other liabilities arising from any finder's or other brokers or investment banker fees payable by the Company with respect to the transactions contemplated hereunder.

          Section 6.8 Securities Act Registration Statements

          Except for securities of the Company registered on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto, the Company shall not file any registration statement under the Securities Act covering any securities unless it shall first have given the Investors written notice thereof. In connection with any registration statement referred to in this Section 7.4, the Company will indemnify, to the extent permitted by law, each Investor, its partners, officers and directors and each person, if any, who controls such Investor within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission contained in written information furnished to the Company by such Investor for use in such registration statement. If, in connection with any such registration statement, an Investor shall furnish written information to the Company for use in the registration statement, such Investor will indemnify, to the extent permitted by law, the Company, its directors, each of its officers who sign such registration statement and each person, if any, who controls the Company within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission is contained in information so furnished in writing by such Investor for use therein.

                                  ARTICLE VII
                                 MISCELLANEOUS

          Section 7.1 Notices

          All notices, demands, requests, consents or approvals (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally delivered or mailed, registered or certified, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a reputable overnight courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or such other address (and with such other copy) as such party shall have specified most recently by written notice. Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given or delivered on the third Business Day following the date mailed or on the next Business Day following delivery of such notice to a reputable overnight courier service.

     To the Company:

          IXL Holdings, Inc.
          Two Park Place
          1888 Emery Street, 2nd Floor
          Atlanta, Georgia, 30318
          Attention: U. Bertram Ellis, Jr.
          Telecopy No.: (404)267-3801

     with a copy (which shall not constitute Notice) to:

          Minkin & Snyder, PC
          One Buckhead Plaza
          3060 Peachtree Street, N.E., Suite 1100
          Atlanta, Georgia 30305
          Attn: James S. Altenbach, Esq.
          Telecopy No.: (404)261-5064
     with an additional copy (which shall not constitute Notice) to:

          Kelso & Company, Inc.
          320 Park Avenue
          24th Floor
          New York, New York 10022
          Attn: James J. Connors II, Esq.
          Telecopy No.: (212) 223-2379

     To the Investors:

          To the address specified on the signature page executed by each such Investor.

     with a copy (which shall not constitute Notice) to:

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza
          New York, New York 10112
          Attn: Harvey M. Eisenberg, Esq.
          Telecopy No.: (212) 408-2420

          Section 7.2 Successors and Assigns

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns; provided that (i) neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by the Company (except by operation of law in any merger) and (ii) neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by any Investor except to any Person to whom such Investor has transferred Securities.

          Section 7.3 No Waivers; Amendments.

               (a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               (b) This Agreement may not be amended or modified, nor may any provision hereof be waived, other than by a written instrument signed by (x) the Company and (y) each Investor to which any such amendment pertains.

          Section 7.4 Counterparts

          This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

          Section 7.5 Section Headings

          The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          Section 7.6 GOVERNING LAW; SUBMISSION TO JURISDICTION

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AGREES THAT IT WILL NOT COMMENCE ANY SUCH ACTION IN ANY OTHER JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH ACTION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE INVESTORS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          Section 7.7 Entire Agreement

          This Agreement, together with the other Documents, constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

          Section 7.8 Severability

          Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          Section 7.9 Further Assurances

          The Company shall, and shall cause each of its Subsidiaries to, at its cost and expense, upon request of any Investor or Holder, duly execute and deliver, or cause to be duly executed and delivered, to such Investor or Holder such further instruments and do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of such Investor or Holder to carry out more effectually the provisions and purposes of this Agreement and the other Documents.

          Section 7.10 Survival of Representations, Warranties and Agreements; No Recourse. The representations, warranties and agreements in this Agreement shall survive the Closing until June 30, 1998, except that the agreements contained in Article VI and VII shall survive the Closing indefinitely (except to the extent a shorter period of time is explicitly specified therein). In no event shall the Investors have any recourse against the present or former directors, officers or stockholders of the Company or any of its Affiliates with respect to any representation, warranty or agreement made by the Company in this Agreement.

          Section 7.11 Disclosure of Financial Information

          Each Holder is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Company or each of its Subsidiaries which may be furnished to it hereunder or otherwise, to any other Holder, any court, Governmental Body claiming to have jurisdiction over such Holder, to the National Association of Insurance Commissioners or similar organizations, as may be required or appropriate in response to any summons or subpoena in connection with any litigation, to the extent necessary to comply with any law, order, regulation or ruling applicable to such Holder, to any rating agency, in order to protect its investment hereunder, or to any Person which shall, or shall have any right or obligation to, succeed to all or any part of such Holder's interest in any of the Securities and this Agreement or to any actual or prospective purchaser or assignee thereof. Prior to disclosing any such information, such Holder shall provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy if the Company reasonably determines that such information must be kept confidential.

                           [Signature pages follow]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties set forth below as of the date first written above.


                                   IXL HOLDINGS, INC.


                                   By: /s/ James V. Sandry
                                       -----------------------------------
                                   Title:
                                          --------------------------------

Address:
-------

                                   CHASE VENTURE CAPITAL ASSOCIATES, L.P.
380 Madison Avenue
New York, NY 10017                 By: CHASE CAPITAL PARTNERS,
Attention: Robert Greene               its General Partner
Telecopy No.212/622-3101
                                       By: /s/ Mitchell J. Blutt
                                           -------------------------------
                                           A Partner



                                   FLATIRON PARTNERS, LLC
257 Park Avenue South
12th Floor                         By: /s/ Jerome D. Colonna
New York, NY 10010                     -----------------------------------
Attention: Jerry Colonna               A Managing Partner
Telecopy No.212/228-0552



                                   GREYLOCK IX LIMITED PARTNERSHIP
One Federal Street
Boston, MA 02110-2065              By: Greylock IX GP Limited Partnership
Attention: Bill Helman                 Its General Partner
Telecopy No.617/482-0059
                                       By: /s/ William S. Kaiser
                                           -------------------------------
                                           General Partner

                                  Schedule 1

-------------------------------------------------------------------------------------
 Name of Investor                           Securities Purchased
 ----------------                           --------------------
-------------------------------------------------------------------------------------
 Chase Venture Capital Associates, L.P.     46,153 shares of Class B Preferred Stock

                                             9,232 shares of Class C Preferred Stock

                                             6,390 Warrants

-------------------------------------------------------------------------------------

 Flatiron Partners, LLC                      6,154 shares of Class B Preferred Stock

                                               710 Warrants

-------------------------------------------------------------------------------------
 Greylock IX Limited Partnership            15,384 shares of Class B Preferred Stock

                                             1,775 Warrants
-------------------------------------------------------------------------------------

                       List of Exhibits to Exhibit 10.39
                       ---------------------------------

Exhibit A                       Amended and Restated Certificate of Designation
                                and the Amended and Restated Certificate of Incorporation

Exhibit B                       Warrant Agreement

Exhibit C                       Registration Rights Agreement

Exhibit D                       Stockholders Agreement

Exhibit E                       Opinion of Counsel to the Company

                      List of Schedules to Exhibit 10.39
                      ----------------------------------

Schedule 1                              Names of Individuals receiving stock

Schedule 1.1                            Permitted Liens

Schedule 4.2                            Equity Interests of the Company

Schedule 4.3                            Subsidiaries of the Company

Schedule 4.10                           Indebtedness

Schedule 4.11 Exceptions to Absence of Charges and Accuracy of Financial Statements

Schedule 4.15                           Litigation

Schedule 4.16                           Violations of Labor Relations laws

Schedule 4.17                           Exceptions to Taxes being timely filed
                                        and paid

Schedule 4.18(d)                        Permits of the Company under
                                        Environmental Laws

Schedule 4.19                           Erisa issues of the Company

Schedule 4.20                           Intellectual Property

Schedule 4.22                           Contracts

                              PURCHASE AGREEMENT

          PURCHASE AGREEMENT (the "Agreement") dated as of July 15, 1998, among CHASE CAPITAL PARTNERS, a New York general partnership ("CCP"), CHASE VENTURE CAPITAL ASSOCIATES, L.P., a California limited partnership ("CVCA" or the "Seller") and CB CAPITAL INVESTORS, L.P., a Delaware limited partnership ("CB Capital" or the "Buyer").

          WHEREAS, CVCA owns the following securities (collectively, the "Securities") of iXL Holdings, Inc., a Delaware corporation (the "Company"):

            . 46,153 shares of Class B Preferred Stock (certificate B-1);

            . 6,390 Warrants to purchase Class B Preferred Stock;

            . 9,232 shares of Class C Preferred Stock (certificate C-1); and

            . Right to acquire additional Warrants to purchase Class B Preferred
              Stock of the Company pursuant to Warrant Award Agreement dated as of March 12, 1998.

          WHEREAS, the parties hereto deem it desirable and in their respective best interests to enter into this Agreement to transfer the Securities from CVCA to CB Capital.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Purchase and Sale.
   -----------------

          (a) CVCA hereby sells the Securities to CB Capital, and CB Capital hereby purchases the Securities from CVCA, for a purchase price of $17,917,812.44, which purchase price equals the fair market value of the Securities, as determined by the parties hereto.

          (b) CCP hereby consents to the sale of the Securities to CB Capital.

          (c) This Agreement shall constitute a stock power authorizing the Company to record on its books and records the transfer of the Securities from CVCA to CB Capital.

          (d) All transfers of Securities contemplated herein shall be deemed to occur on the date hereof. All necessary bookkeeping entries shall be made accordingly.

2. Buyers Representations.
   ----------------------

          The Buyer represents and warrants that it is purchasing the Securities for its own account, for investment purposes and not with a view to the distribution thereof. The Buyer agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Securities (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any of its Securities, except in compliance with the Securities Exchange Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of

1934, as amended (the "Exchange Act"), and the rules and regulations under the Securities Act and the Exchange Act. The Buyer represents and warrants that it has acquired such information about the Company, and has had an opportunity to ask such questions of the Company's officers, as it has deemed necessary in order to make an informal investment decision concerning the Securities. The Buyer further represents and warrants that it is an "accredited investor" (as such term is defined by Rule 501 of the Securities Act) and it has such knowledge and sophistication necessary to use such knowledge to make an informed investment decision and that it has the ability to bear the economic risks of any such investment.

3. The Sellers Representations.
   ---------------------------

          The Seller represents and warrants as follows:

          (a) It owns (and upon completion of the transactions contemplated herein, the Purchaser will acquire), beneficially and of record, the Securities free and clear of all encumbrances (other than transfer restrictions pursuant to the Securities Act and encumbrances pursuant to the Second Amended and Restarted Stockholders Agreement dated as of December 17, l977, as amended, among the Company and the stockholders party thereto (the "Stockholders Agreement");

          (b) The transfer of Securities to the Buyer is (i) exempt from the registration requirements of the Securities Act and (ii) permitted by the Stockholders Agreement, and

          (c)  No consents are necessary for CVCA to sell the Securities.

4. Miscellaneous.
   -------------

          (a) This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together when delivered shall constitute one and the same agreement.

          (b) This Agreement contains the complete agreement among the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral which may have related to the subject matter hereof in any way.

          (c) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          (d) This Agreement may only be amended in a writing executed by all parties hereto.

                                     * * *

          IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Agreement on the date first written above.

                                        CHASE CAPITAL PARTNERS

                                        By: /s/ George Kelts
                                           -------------------------
                                           Name: George Kelts
                                           Title: Managing Director/
                                               Chief Administrative Officer


                                        CHASE VENTURE CAPITAL
                                          ASSOCIATES ,L.P.
                                        By: CHASE CAPITAL PARTNERS,
                                            its General Partner


                                        By: /s/ George Kelts
                                           -------------------------
                                           Name: George Kelts
                                           Title: Managing Director/
                                           Chief Administrative Officer


                                        CB CAPITAL INVESTORS, L.P.
                                        By: CB CAPITAL INVESTORS, INC.
                                           its General Partner


                                        By: /s/ George Kelts
                                           -------------------------
                                           Name: George Kelts
                                           Title: Vice President

          The Company, in reliance upon the representations set forth in Sections II and III above, hereby waives compliance with the requirements set forth in the Stockholders Agreement.

                                             iXL HOLDINGS, INC.

                                             By: /s/ James V. Sandry
                                                -----------------------------
                                                Name: James V. Sandry
                                                Title: